FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Gold Banc Corporation, Inc.
                               GBCI Capital Trust
             (Exact name of registrant as specified in its charter)

                                Kansas 48-1008593
                              Delaware Applied For
  (State of incorporation or organization)(I.R.S. Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas                       66211
(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                    Name of each exchange on which
      to be so registered                    each class is to be registered

            None                                       Not Applicable

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

         Securities Act registration statement file number to which this form relates:

                  Registration Nos. 333-39849 and 333-39849-01
                                 (if applicable)





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        Securities to be registered pursuant to Section 12(g)of the Act:

               % Preferred Securities of GBCI Capital Trust
     % Junior Subordinated Debentures of Gold Banc Corporation, Inc. Guarantee of Gold Banc Corporation, Inc. of certain obligations under the
                                 Preferred Securities
                                    (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.       Description of Registrant's Securities to be Registered.

         A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, included as a part of that certain registration statement (the "Registration Statement") of GBCI Capital Trust and Gold Banc Corporation, Inc., Registration Nos. 333-39849 and 333-39849-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2.       Exhibits.

         1      Form of Amended and Restated Trust Agreement  *
         2      Form of Junior Subordinated Indenture  *
         3      Form of Guarantee  *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4(b)(Amended and Restated Trust Agreement), 4(a) (Junior Subordinated Indenture) and 4(c)(Guarantee) to the registration statement of Gold Banc Corporation, Inc. and GBCI Capital Trust under the Securities Act of 1933, Registration Nos. 333-39849 and 333-39849-01.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           GOLD BANC CORPORATION, INC.



                           By: /s/ Michael W. Gullion
                           ________________________________________
                               Michael W. Gullion, President
                               and Chief Executive Officer
                               (Duly authorized representative)

Date:  October 31, 1997

                           GBCI CAPITAL TRUST



                           By: /s/ Brian J. Ruisinger
                           _________________________________________
                           Brian J. Ruisinger, Administrator
                           (Duly authorized representative)

Date:  October 31, 1997

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